ASSIGNMENT OF OPTION

THIS ASSIGNMENT dated for reference the 13th day of August, 2012

BETWEEN:

Blue Sky Petroleum Inc. of 3702 South Virginia Street
Suite G12 – 401, Reno, Nevada 89502

(herein called the "Assignor")

AND:

Timber Wolf Gold Inc. of 3702 South Virginia Street
Suite G12 – 401, Reno, Nevada 89502

(herein called the "Assignee")

AND:

Gino Chitaroni of Portage Bay Road, PO Box 271
Cobalt, Ontario, Canada, P0J 1C0

("Chitaroni")

WHEREAS:

A.                     The Assignor and Chitaroni entered into an option agreement dated July 25, 2010, attached hereto as Exhibit “A” (the “Option Agreement”) wherein the Assignor acquired an exclusive option from Assignee to an undivided 100% right, title and interest in and to the Proteus Property located near Cobalt, Ontario, Canada as set out in Schedule "A" of the Option Agreement (the "Property").

B.                     The Assignor wishes to assign to the Assignee all of Assignor's right, title and interest in and to the Property in accordance with the terms of this agreement (the "Assignment") and Chitaroni approves of such assignment.

C.                     Subject to the completion of the obligations of the Assignor under this Assignment, the Assignor and the Assignee wish to assign the Option Agreement to the Assignee with no further obligations to the Assignor hereunder.

NOW THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the parties agree as follows:

1.                     The Assignor hereby absolutely and unconditionally forever assigns, transfers and sets over unto the Assignee all of the Assignor's right, title and interest in and to the Option Agreement and all benefits and advantages to be derived therefrom; and the full benefit of all covenants and agreements on the part of the Assignor, or any third parties with respect to the Option Agreement; with full power and authority to collect payment on the Property and the interest accrued thereon, or enforce, demand, collect, sue for breach of any said warranty, guarantee, indemnity or covenant or for specific performance of any said warranty, guarantee, indemnity or covenant contained in the Option Agreement or any instrument of Assignor given in support thereof, in the name of the Assignor.

2.                     The Assignor warrants to the Assignee that:

(a)	the Assignor has not assigned all or any part of its interest in any of the Option Agreement and has not granted any options, interests or other rights in to the Option Agreement;

(b)	no payment is required to be made to any person in order for the Assignee to enjoy the full benefit of the Option Agreement; and

(c)	none of the Option Agreement or any instrument of the Assignor given in support thereof have been amended, modified, terminated or surrendered nor has the Assignor waived any of its rights thereunder.

3.                     In consideration of this Assignment, the Assignee has agreed to accept all of Assignor's right, title and interest in and to the Option Agreement from the Assignee, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the Assignor for itself, and for its agents, servants, successors and assigns, does hereby remise, release and forever discharge the Assignor from any and all manner of actions, causes of action, suits, debts, due accounts, bonds, covenants, contracts, claims, demands, damages, costs, expenses and any and all legal obligations and compensation of whatsoever kind and howsoever arising and whether known or unknown, suspected or unsuspected and which the Assignor had or now has or which its agents, servants, successors and assigns hereafter can, shall or may have, arising out of or in connection with this Assignment and including, but not limited to any and all agreements, arising from or pertaining thereto.

4.                     The Assignor will at all times hereafter execute and deliver, at the request of the Assignee, all such further documents, deeds and instruments, and will do and perform all such acts as may be necessary or desirable to give full effect to the intent and meaning of this Assignment.

5.                     Each of the parties to this Assignment acknowledges that such party has read this document and fully understands the terms of this Assignment, and acknowledges that this Assignment has been executed voluntarily after either receiving independent legal advice, or having been advised to obtain independent legal advice and having elected not to do so

6.                     This Assignment will enure to the benefit of the Assignee and their successor and assign, and will be binding upon the Assignor and its successors and assigns.

7.                     This Assignment will be governed by and construed in accordance with the laws in force in the State of Nevada and the parties submit to the non-exclusive jurisdiction of the courts of State of Nevada in any proceedings pertaining to the Option Agreement or this Assignment.

8.                     This Assignment may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts will be construed together and will constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this Assignment as of the day and year first above written.

BLUE SKY PETROLEUM INC.

Per:	/s/ Patrick Laferriere
Authorized Signatory

TIMBER WOLF GOLD INC.

Per:	/s/ Authorized Signatory
Authorized Signatory

GINO CHITARONI

/s/ Gino Chitaroni